UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

CERTIFIED DIABETIC SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53628	65-0765452
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10061 Amberwood Road, Ft. Myers, Florida	33913
(Address of principal executive offices)	(Zip code)

(239) 430-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

As previously reported in the Company’s 10-Q for the quarter ended September 30, 2009, on September 20, 2009, the Company received notification from the National Supplier Clearinghouse (“NSC”) that the Company’s wholly-owned subsidiary, Certified Diabetic Supplies, Inc., had allegedly violated Medicare Supplier Standard Numbers 1, 2, 5, 7 and 19. The NSC suspended the Company’s Medicare provider number on October 18, 2009 pending a response to these allegations from the Company. On October 14, 2009, the Company filed a Corrective Action Plan (“CAP”) with the NSC stating that the subject companies have always been compliant with Supplier Standard Numbers 1, 2, 5, 7 and 19. On December 21, 2009, the Company received the Reconsideration Decision from the NSC, which found, after review of the Company’s CAP, that the Company had complied with Supplier Standard Numbers 2, 7 and 19, but had failed to comply with Supplier Standard Numbers 1 and 5.

Supplier Standard Number 1 states that a supplier must “operate and furnish Medicare covered items in compliance with all applicable Federal and State licensure and regulatory requirements.” The NSC asserts that the Company violated Supplier Standard Number 1 when it provided certain durable medical equipment (other than diabetic supplies) to Medicare beneficiaries in Florida without a Home Medical Equipment license, which is required pursuant to §400.93, Florida Statutes. The Company believes it complied with Supplier Standard Number 1 as of the date of the revocation of its Medicare provider number (October 18, 2009), as it held all required licenses prior to October 18, 2009.

Supplier Standard Number 5 states that a supplier must “advise beneficiaries that they may either rent or purchase inexpensive or routinely purchased durable medical equipment and of the purchase option for capped rental durable medical equipment.” The NSC asserts that the Company failed to notify its customers of this option. The Company believes it complied with Supplier Standard Number 5, as it had not sold any items which are subject to the Medicare capped rental requirements as of the date of revocation (October 18, 2009). Further, the Company has a policy in place to advise beneficiaries that any item which is subject to such capped rental requirements may be either rented or purchased.

The Company continues to vigorously dispute the allegations that it violated Supplier Standards 1 and 5 and is evaluating its options in light of the Reconsideration Decision. The Company is entitled to appeal the Reconsideration Decision with an Administrative Law Judge (“ALJ”). If the Company requests an ALJ hearing, a decision must be rendered within 180 days of the submission.

As the Company’s Medicare provider number has not been reinstated as of the date of this filing, the Company has been unable to bill Medicare for the products it has shipped to its customers since October 18, 2009. As the Company derives approximately 60% of its gross revenue from the Medicare system, the Company’s ability to bill Medicare for its services is critical to its financial condition. If the Company’s CAP is ultimately accepted, the Company’s billing privileges may be retroactively reinstated to October 18, 2009. If, however, the Company’s CAP is not accepted, the Company’s financial condition will suffer significantly. Further, even if the CAP is accepted, but it takes a substantial period of time to review the CAP prior to its acceptance, or if the CAP is approved, but the Company’s billing privileges are not retroactively reinstated to October 18, 2009, the Company’s cash flow, liquidity and overall financial condition will be significantly impaired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERTIFIED DIABETIC SERVICES, INC.

By:	/s/ LOWELL M. FISHER, JR.
Lowell M. Fisher, Jr., Chief Executive Officer

Dated: December 30, 2009